                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:   SANDY FRUHMAN, MEDIA  (713) 207-3123
                           DENNIS BARBER, INVESTORS  (713) 207-3042

FOR IMMEDIATE RELEASE:     APRIL 16, 2001


              RELIANT ENERGY REPORTS STRONG FIRST-QUARTER EARNINGS

         Houston, TX - Reliant Energy today reported first-quarter 2001 adjusted earnings of $274 million, or $.94 per diluted share, compared to $134 million, or $.47 per share, for the first quarter of 2000. Adjusted earnings per share doubled compared to a year ago due to the strong performance from the company's wholesale energy segment and improved results from its natural gas distribution companies and its pipelines and gathering segment.

         "We are pleased to report a quarter of outstanding performance for our shareholders," said Steve Letbetter, chairman, president and chief executive officer of Reliant Energy. "We are particularly pleased with the results from our wholesale energy business, which continues to perform well in a competitive environment. In a few short years, we've built a substantial wholesale energy merchant business that has grown rapidly and gained a sizeable presence in five key regions of the U.S. We are proud of these accomplishments. Our regulated businesses also performed well in the first quarter, with increased operating income from our natural gas distribution segment and pipelines and gathering operations. These businesses continue to produce solid earnings and cash flows."


OPERATING INCOME DETAILED

ELECTRIC OPERATIONS
-------------------

         Reliant Energy HL&P's operating income for the first quarter of 2001 was $186 million, down from $202 million for the same period of 2000. The decline was primarily due to increased operating expenses and increased taxes, partially offset by strong demand from residential and commercial customers and reduced depreciation and amortization expense.

WHOLESALE ENERGY
----------------

         The company's wholesale energy segment produced first-quarter operating income of $216 million, compared to an operating loss of $22 million for the first quarter of 2000. Gross margins for the wholesale group rose by $343 million from the same quarter of last year. This increase was primarily due to increased revenues from energy and ancillary services, the addition of our Mid-Atlantic assets and strong commercial and operational performance in other regions.

         These results were partially offset by higher general and administrative and emissions expenses and a $38 million provision taken against receivable balances related to energy sales in the West region.

NATURAL GAS DISTRIBUTION
------------------------

         Operating income for the company's natural gas distribution segment increased 29 percent to $135 million for the first quarter of 2001, compared to $105 million for the first quarter of 2000. The substantial rise was largely due to improved margins from cooler weather, partially offset by increased operating expenses.

PIPELINES AND GATHERING
-----------------------

         The company's pipelines and gathering segment produced first-quarter operating income of $39 million, up from $32 million for the same period last year. Improved margins from both the pipelines and gas gathering businesses contributed to the rise in operating income.

EUROPEAN ENERGY
---------------

         The company's European energy segment reported operating income of $18 million for the first quarter of 2001, compared to $33 million for the same period of 2000. The decline was largely due to a decrease in gross margins resulting from competition in the wholesale market, which began January 1, 2001. Increased margins from ancillary services and district heating partially offset the decline.

OTHER OPERATIONS
----------------

         The company's other operations segment, which includes its unregulated retail electric operations, its communications business, its eBusiness group and corporate costs, reported an adjusted operating loss of $33 million for the first quarter of 2001, compared to an operating loss of $9 million for the same period last year. The decline resulted primarily from the timing of certain legal expenses as well as costs related to the company's communications operations.

         In anticipation of the spin-off of its unregulated businesses, the company incurred a $101 million pre-tax, non-cash charge related to the redesign of its benefits plans. Including this charge, the reported operating loss for this segment was $134 million.


REPORTED EARNINGS
-----------------

         Reliant Energy's reported earnings for the first quarter of 2001 were $262 million, or $.90 per diluted share, reflecting a $7 million, after-tax loss on the disposal of discontinued operations in Latin America, a $62 million after-tax, non-cash gain from the implementation of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and a $65 million after-tax, non-cash charge relating to the redesign of the company's benefits for employees of the company's unregulated businesses as discussed above. This compares to reported earnings of $133 million, or $.47 per share, for the first quarter of 2000, which includes a $1 million loss from discontinued operations in Latin America.


WEBCAST OF EARNINGS CONFERENCE CALL

         Reliant Energy has scheduled its first-quarter 2001 earnings conference call for Monday, April 16, 2001, at 10 a.m. Central Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantenergy.com/investors. Parties may also listen to an online replay that will follow within two hours after completion of the call.

         The webcast requires listeners to have a multimedia computer with speakers and RealPlayer installed. Please visit the website at least 15 minutes before the scheduled broadcast to register for the event and download and install any necessary audio software.


FORM 8-K

         For further details related to the first-quarter 2001 earnings release, refer to the company's current report on Form 8-K, which was filed today with the Securities and Exchange Commission.


         Reliant Energy (NYSE: REI) based in Houston, Texas, is an international energy services and energy delivery company with approximately $38 billion in annual revenue and assets totaling more than $30 billion. The company has more than 23,000 megawatts of power generation in operation in the U.S. and is one of only three companies to rank among both the five largest power marketers and the five largest natural gas marketers in the nation. The company also has wholesale trading and marketing operations and more than 3,400 megawatts of power generation in Western Europe. Reliant Energy's retail marketing and distribution operations serve nearly four million electricity and natural gas customers in the U.S., and its Internet infrastructure and communications company serves business customers in Texas.

                                    * * * * *

This news release includes forward-looking statements, estimates and projections. Actual events and results may differ materially from those projected. Factors that could affect actual results include future regulatory and legislative decisions, weather, risks associated with international operations, the success in integrating acquired operations, changes in Reliant Energy's business plans and other factors discussed in the company's other filings with the Securities and Exchange Commission.


                                    - # # # -

                  Reliant Energy, Incorporated and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)



                                                                        Quarter Ended March 31,
                                                                      ---------------------------
                                                                           2001          2000
                                                                      ------------    -----------
Revenues:
   Electric Operations                                                $  1,389,766    $   947,102
   Wholesale Energy                                                      9,593,024      2,155,720
   Natural Gas Distribution                                              2,322,694      1,050,931
   Pipelines and Gathering                                                 130,427         89,774
   European Energy                                                         247,879        150,153
   Other Operations                                                         31,648         16,323
   Eliminations                                                           (431,117)      (196,997)
                                                                      ------------    -----------
Total Revenues                                                          13,284,321      4,213,006
                                                                      ------------    -----------

Expenses:
   Fuel and cost of gas sold                                             7,667,139      2,332,589
   Purchased power                                                       4,107,623        784,934
   Operation and maintenance                                               715,014        464,948
   Taxes other than income taxes                                           139,688        110,565
   Depreciation and amortization                                           195,054        178,616
                                                                      ------------    -----------
       Total                                                            12,824,518      3,871,652
                                                                      ------------    -----------
Operating Income                                                           459,803        341,354
                                                                      ------------    -----------

Other Income (Expense):
   Unrealized gain on AOL Time Warner investment                           137,082      1,523,683
   Unrealized loss on indexed debt securities                             (135,047)    (1,523,625)
   Income of equity investment of unconsolidated subsidiaries               12,778            485
   Other - net                                                              35,608         20,401
                                                                      ------------    -----------
       Total                                                                50,421         20,944
                                                                      ------------    -----------

Interest and Other Charges:
   Interest                                                                177,952        160,054
   Distribution on trust preferred securities                               13,900         13,892
                                                                      ------------    -----------
       Total                                                               191,852        173,946
                                                                      ------------    -----------

Income from Continuing Operations Before Income Taxes,
   Cumulative Effect of Accounting Change and Preferred Dividends          318,372        188,352

Income Tax Expense                                                         110,150         54,536
                                                                      ------------    -----------

Income from Continuing Operations Before Cumulative Effect of
    Accounting Change and Preferred Dividends                              208,222        133,816
Loss from Discontinued Operations, net of tax of ($1,400)                       --           (663)
Loss on Disposal of Discontinued Operations, net of tax of ($1,640)         (7,294)            --
Cumulative Effect of Accounting Change, net of tax of $33,205               61,666             --
                                                                      ------------    -----------
Income Before Preferred Dividends                                          262,594        133,153

Preferred Dividends                                                             97             97
                                                                      ------------    -----------
Net Income Attributable to Common Stockholders                        $    262,497    $   133,056
                                                                      ============    ===========


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.
       The information furnished is given in response to your request for information concerning Reliant Energy, Incorporated and not in connection with any sale or offer for sale of, or solicitation of an offer to buy, any securities.

                          Reliant Energy, Incorporated
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                                      Quarter Ended
                                                                                        March 31,
                                                                                  ----------------------
                                                                                     2001         2000
                                                                                  ---------    ---------
AS REPORTED:
------------

Basic Earnings Per Common Share
 Income from continuing operations before cumulative effect of accounting change   $    0.72    $    0.47
 Loss on disposal of discontinued operations, net of tax                           $   (0.03)   $      --
 Cumulative effect of accounting change, net of tax                                $    0.22    $      --
 Net income attributable to common stockholders                                    $    0.91    $    0.47

Diluted Earnings Per Common Share
 Income from continuing operations before cumulative effect of accounting change   $    0.72    $    0.47
 Loss on disposal of discontinued operations, net of tax                           $   (0.03)   $      --
 Cumulative effect of accounting change, net of tax                                $    0.21    $      --
 Net income attributable to common stockholders                                    $    0.90    $    0.47

Dividends per Common Share                                                         $   0.375    $   0.375

Weighted Average Common Shares Outstanding (000):
- Basic                                                                              287,336      283,078
- Diluted                                                                            290,173      284,251


AS ADJUSTED FOR UNUSUAL AND OTHER CHARGES:
------------------------------------------

Net Income Attributable to Common Stockholders                                     $ 262,497    $ 133,056

Unusual and other charges, after tax:
 Loss from discontinued operations                                                        --          663
 Loss on disposal of discontinued operations                                           7,294           --
 Cumulative effect of accounting change                                              (61,666)          --
 Curtailment and related enhancement of benefit plans                                 65,396           --

                                                                                   ---------    ---------
Adjusted Earnings                                                                  $ 273,521    $ 133,719
                                                                                   =========    =========

Adjusted Basic Earnings Per Common Share                                           $    0.95    $    0.47
Adjusted Diluted Earnings Per Common Share                                         $    0.94    $    0.47

OPERATING INCOME (LOSS) BY SEGMENT (IN MILLIONS)
------------------------------------------------

Electric Operations                                                                $     186    $     202
Wholesale Energy                                                                         216          (22)
Natural Gas Distribution                                                                 135          105
Pipelines and Gathering                                                                   39           32
European Energy                                                                           18           33
Other Operations                                                                        (134)          (9)
                                                                                   ---------    ---------

Total                                                                              $     460    $     341
                                                                                   =========    =========

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Dennis Barber
(713) 207-3042